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                                                                     EXHIBIT 4.H


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                              INLAND STEEL COMPANY

                                       TO

                       THE FIRST NATIONAL BANK OF CHICAGO

                                      AND

                                 JOHN G. FINLEY
                                   As Trustees
                              ____________________

                      THIRTY-THIRD SUPPLEMENTAL INDENTURE
                              ____________________

                            DATED AS OF JUNE 1, 1995

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                                          This Instrument Prepared By
                                          and When Recorded Return to:

                                          William M. Libit, Esq.
                                          Chapman and Cutler
                                          111 West Monroe Street
                                          Chicago, Illinois 60603
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     THIRTY-THIRD SUPPLEMENTAL INDENTURE dated as of June 1, 1995 made by
INLAND STEEL COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Company"), party of the first part, to THE FIRST NATIONAL BANK OF CHICAGO, a national banking association having its office in the City of Chicago, State of Illinois (hereinafter sometimes called the "Corporate Trustee"), and JOHN G. FINLEY, of the City of Naperville, State of Illinois (hereinafter sometimes called the '"Individual Trustee"), as successor trustees under the First Mortgage from the Company to First Trust and Savings Bank and Melvin A. Traylor, as Trustees, dated April 1, 1928, parties of the second part (the Corporate Trustee and the Individual Trustee being hereinafter collectively sometimes called the "Trustees"):

     WHEREAS, the Company heretofore executed and delivered to First Trust and Savings Bank and Melvin A. Traylor, as Trustees (the Corporate Trustee being the successor corporate trustee to said First Trust and Savings Bank and the Individual Trustee being the successor individual trustee to said Melvin A. Traylor), its First Mortgage Indenture, dated April 1, 1928 (the term "First Mortgage" wherever used herein meaning and including, unless the context shall otherwise require, said First Mortgage Indenture, dated April 1, 1928, as amended, and all indentures supplemental thereto), to secure the payment of the principal of and interest on bonds of the Company to be known as the "First Mortgage Bonds" of the Company (hereinafter sometimes called the "Bonds"); and

     WHEREAS, there have heretofore been authenticated and delivered by the Corporate Trustee (or its predecessor) under the First Mortgage (a) $30,000,000 aggregate principal amount of First Mortgage Sinking Fund Four and One-Half Per Cent. Gold Bonds, Series A, dated April 1, 1928 and maturing April 1, 1978, and (b) $15,000,000 aggregate principal amount of First Mortgage Sinking Fund Four and One-Half Per Cent. Gold Bonds, Series B, dated February 1, 1931 and maturing February 1, 1981, and (c) $10,000,000 aggregate principal amount of First Mortgage Three Per Cent. Serial Bonds, Series C, dated January 1, 1936 and maturing serially in the principal amount of $1,000,000 on January 1 of each year from 1937 to 1946 (inclusive), and (d) $35,000,000 aggregate principal amount of First Mortgage 3-3/4% Bonds, Series D, dated February 1, 1936 and maturing February 1, 1961, and (e) $10,000,000 aggregate principal amount of First Mortgage 3% Bonds, Series E, dated January 15, 1937 and maturing January 15, 1952, and (f) $36,000,000 aggregate principal amount of First Mortgage 3% Bonds, Series F, dated April 1, 1940 and maturing April 1, 1961, and (g) $50,000,000 aggregate principal amount of First Mortgage 2.65% Bonds, Series G, dated November 1, 1946 and maturing November 1, 1976, and (h) $20,000,000 aggregate principal amount of First Mortgage 3% Bonds, Series H, dated August 1, 1948 and maturing August 1, 1978, and (i) $25,000,000 aggregate principal amount of First Mortgage 3.20% Bonds, Series I, dated March 1, 1952 and maturing March 1, 1982, and (j) $50,000,000 aggregate principal amount of First Mortgage 3-1/2% Bonds, Series J, dated July 1, 1956 and maturing July 1, 1981, and (k) $50,000,000 aggregate principal amount of First Mortgage 4-3/8% Bonds, Series K, dated July 1, 1957 and maturing July 1, 1987, and (1) $50,000,000 aggregate principal amount of First Mortgage 4-1/2% Bonds, Series L, dated February 1, 1959 and maturing February 1, 1989, and (m) $50,000,000 aggregate principal amount of First Mortgage 6-1/2% Bonds,
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Series M, dated December 1, 1967 and maturing December 1, 1992, and (n)
$50,000,000 aggregate principal amount of First Mortgage 7% Bonds, Series N, dated April 15, 1969 and maturing April 15, 1974, and (o) $100,000,000 aggregate principal amount of First Mortgage 8-3/4% Bonds, Series O, dated July 15, 1970 and maturing July 15, 1995, and (p) $75,000,000 aggregate principal amount of First Mortgage 8-7/8% Bonds, Series P, dated April 15, 1974 and maturing April 15, 1999, and (q) $100,000,000 aggregate principal amount of First Mortgage 9-1/2% Bonds, Series Q, dated September 1, 1975 and maturing September 1, 2000, and (r) $125,000,000 aggregate principal amount of First Mortgage 7.90% Bonds, Series R, dated January 15, 1977 and maturing January 15, 2007, and (s) $26,500,000 aggregate principal amount of First Mortgage 5-3/4% Bonds, Pollution Control Series 1977, dated February 1, 1977 and maturing February 1, 2007, and (t) $52,000,000 aggregate principal amount of First Mortgage 6-1/2% Bonds, Pollution Control Series 1978, dated May 15, 1978 and maturing May 15, 2008, and (u) $150,000,000 aggregate principal amount of First Mortgage 11-1/4% Bonds, Series S, dated June 1, 1980 and maturing June 1, 1990, and (v) $20,000,000 aggregate principal amount of First Mortgage 7-3/8% Bonds, Pollution Control Series 1980 A, dated October 15, 1980 and maturing October 1, 1983, and (w) $25,000,000 aggregate principal amount of First Mortgage 9-3/4% Bonds, Pollution Control Series 1980 B, dated October 15, 1980 and maturing October 1, 2000, and (x) $5,000,000 aggregate principal amount of First Mortgage 10% Bonds, Pollution Control Series 1980 C, dated October 15, 1980 and maturing October 1, 2010, and (y) $10,000,000 aggregate principal amount of First Mortgage 10% Bonds, Pollution Control Series 1982 A, dated December 1, 1982 and maturing December 1, 2012, and (z) $17,000,000 aggregate principal amount of First Mortgage Adjustable Rate Bonds, Pollution Control Series 1982 B, dated December 1, 1982 and maturing December 1, 2012, and (aa) $125,000,000 aggregate principal amount of First Mortgage 12% Bonds Series T, dated December 1, 1991 and maturing December 1, 1998; and (bb) $40,000,000 aggregate principal amount of First Mortgage 6.80% Bonds, Pollution Control Series 1993 dated June 1, 1993 and maturing June 1, 2013; and

     WHEREAS, (a) all of said Series A Bonds, Series B Bonds, Series C Bonds, Series D Bonds, Series E Bonds, Series F Bonds, Series G Bonds, Series H Bonds, Series I Bonds, Series J Bonds, Series K Bonds, Series L Bonds, Series M Bonds, Series N Bonds, Series O Bonds, Series P Bonds, Series Q Bonds, Series S Bonds, Series Pollution Control Series 1980 Bonds, Series 1982A Bonds were duly purchased and retired or were duly called for redemption and funds sufficient to redeem the same were, prior to the respective redemption dates, duly deposited with the Corporate Trustee under the First Mortgage, and (b) on or prior to June 1, 1995, Bonds of other outstanding series in respective aggregate principal amounts as follows have been duly purchased for sinking fund and duly retired or duly called for redemption for sinking fund and funds sufficient to redeem the same duly deposited with the Corporate Trustee under the First Mortgage or retired at maturity: Series R Bonds -- $52,524,000; and

     WHEREAS, (a) under date of February 1, 1931, the Company executed, acknowledged and delivered a Supplemental Indenture to provide for the creation of its First Mortgage Sinking Fund Four and One-Half Per Cent. Gold Bonds, Series B, and (b) under date of February 20, 1931, the Company executed, acknowledged and delivered a Second





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Supplemental Indenture to subject to the lien of the First Mortgage certain additional property, and (c) under date of February 18, 1933, the Company executed, acknowledged and delivered a Third Supplemental Indenture to effect the exchange of certain mortgaged property, and (d) under date of December 16, 1935, the Company executed, acknowledged and delivered a Fourth Supplemental Indenture to provide for the creation of its First Mortgage Three Per Cent Serial Bonds, Series C, and for certain amendments to the First Mortgage, and
(e) under date of January 15, 1936, the Company executed, acknowledged and delivered a Fifth Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First Mortgage 3-3/4% Bonds, Series D, and for a further amendment to the First Mortgage (which such amendment to the First Mortgage was superseded by amendments to the First Mortgage made by the Sixteenth Supplemental Indenture and the Seventeenth Supplemental Indenture hereinafter referred to), and (f) under date of June 2, 1936, the Company executed, acknowledged and delivered a Sixth Supplemental Indenture to effect the exchange of certain mortgaged property, and (g) under date of October 19, 1936, the Company executed, acknowledged and delivered a Seventh Supplemental Indenture to effect the exchange of certain mortgaged property, and (h) under date of January 15, 1937, the Company executed, acknowledged and delivered an Eighth Supplemental Indenture to provide for the creation of its First Mortgage 3% Bonds, Series E, and for a further amendment to the First Mortgage (which such amendment to the First Mortgage was superseded by an amendment to the First Mortgage made by the Twelfth Supplemental Indenture hereinafter referred to), and (i) under date of March 1, 1940, the Company executed, acknowledged and delivered a Ninth Supplemental Indenture to provide for further amendments to the First Mortgage, and (j) under date of March 15, 1940, the Company executed, acknowledged and delivered a Tenth Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First Mortgage 3% Bonds, Series F, and for a further amendment to the First Mortgage and an amendment to said Eighth Supplemental Indenture (which such amendment to the First Mortgage was superseded by an amendment to the First Mortgage made by the Twelfth Supplemental Indenture hereinafter referred to), and (k) under date of January 15, 1945, the Company executed, acknowledged and delivered an Eleventh Supplemental Indenture to subject to the lien of the First Mortgage certain additional property, and (l) under date of November 1, 1946, the Company executed, acknowledged and delivered a Twelfth Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First Mortgage 2.65% Bonds, Series G, and for further amendments to the First Mortgage, and (m) under date of July 1, 1948, the Company executed, acknowledged and delivered a Thirteenth Supplemental Indenture to provide for the creation of its First Mortgage 3% Bonds, Series H, and (n) under date of February 1, 1952, the Company executed, acknowledged and delivered a Fourteenth Supplemental Indenture to effect the exchange of certain mortgaged property, and (o) under date of March 1, 1952, the Company executed, acknowledged and delivered a Fifteenth Supplemental Indenture to provide for the creation of its First Mortgage 3.20% Bonds, Series I, and for further amendments to the First Mortgage, and (p) under date of July 1, 1956, the Company executed, acknowledged and delivered a Sixteenth Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First Mortgage 3-1/2% Bonds, Series J, and for further amendments to the First Mortgage, and
(q) under date of





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July 1, 1957, the Company executed, acknowledged and delivered a Seventeenth
Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First Mortgage 4-3/8% Bonds, Series K, and for a further amendment to the First Mortgage, and
(r) under date of January 15, 1959, the Company executed, acknowledged and delivered an Eighteenth Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First Mortgage 4-1/2% Bonds, Series L, and for further amendments to the First Mortgage, and (s) under date of December 1, 1967, the Company executed, acknowledged and delivered a Nineteenth Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First Mortgage 6-1/2% Bonds, Series M, and for further amendments to the First Mortgage, and (t) under date of April 15, 1969, the Company executed, acknowledged and delivered a Twentieth Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First Mortgage 7% Bonds, Series N, and (u) under date of July 15, 1970, the Company executed, acknowledged and delivered a Twenty-First Supplemental Indenture to provide for the creation of its First Mortgage 8-3/4% Bonds, Series O, and for a further amendment to the First Mortgage, and (v) under date of April 15, 1974, the Company executed, acknowledged and delivered a Twenty-Second Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First Mortgage 8-7/8% Bond, Series P, and for a further amendment to the First Mortgage, and (w) under date of September 1, 1975, the Company executed, acknowledged and delivered a Twenty-Third Supplemental Indenture to subject to the lien of the First Mortgage certain additional properties and to provide for the creation of its First Mortgage 9-1/2% Bonds, Series Q, and (x) under date of January 15, 1977, the Company executed, acknowledged and delivered a Twenty-Fourth Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First Mortgage 7.90% Bonds, Series R, and to provide for the future modification of certain provisions of the First Mortgage, and (y) under date of February 1, 1977, the Company executed, acknowledged and delivered a Twenty-Fifth Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of the First Mortgage 5-3/4% Bonds, Pollution Control Series 1977, and to provide for the future modification of certain provisions of the First Mortgage, and
(z) under date of February 1, 1977, the Company executed, acknowledged and delivered a Restated Twenty-Fifth Supplemental Indenture amending and restating said Twenty-Fifth Supplemental Indenture, and (aa) under date of May 15, 1978, the Company executed, acknowledged and delivered a Twenty-Sixth Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of the First Mortgage 6-1/2% Bonds, Pollution Control Series 1978 and to provide for the future modification of certain provisions of the First Mortgage, and (bb) under date of June 1, 1980, the Company executed, acknowledged and delivered a Twenty-Seventh Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First Mortgage 11-1/4% Bonds, Series S, and to provide for the future modification of certain provisions of the First Mortgage, and (cc) under date of October 15, 1980, the Company executed, acknowledged and delivered a Twenty-Eighth Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First





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Mortgage 7-3/8% Bonds, Pollution Control Series 1980 A, its First Mortgage
9-3/4% Bonds, Pollution Control Series 1980 B, and its First Mortgage 10% Bonds, Pollution Control Series 1980 C, and to provide for the future modification of certain provisions of the First Mortgage, and (dd) under date of December 1, 1982, the Company executed, acknowledged and delivered a Twenty-Ninth Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First Mortgage 10% Bonds, Pollution Control Series 1982 A and its First Mortgage Adjustable Rate Bonds, Pollution Control Series 1982 B and to provide for the future modification of certain provisions of the First Mortgage, and
(ee) under date of November 30, 1983, the Company executed, acknowledged and delivered a Thirtieth Supplemental Indenture to subject to the lien of the First Mortgage certain additional property, and (ff) under date of December 1, 1991, the Company executed, acknowledged and delivered a Thirty-First Supplemental Indenture to subject to the lien of the First Mortgage certain additional property and to provide for the creation of its First Mortgage 12% Bonds, Series T and to provide for the future modification of certain provisions of the First Mortgage, and (gg) under date of June 1, 1993, the Company executed, acknowledged, and delivered a Thirty-Second Supplemental Indenture to provide for the creation of its First Mortgage 6.80% Bonds, Pollution Control Series 1993 and to provide for the future modification of certain provisions of the First Mortgage; and

     WHEREAS, (a) said First Mortgage Indenture, dated April 1, 1928, has been duly recorded or registered in the offices of the proper public officials of Cook County, Illinois, Jefferson County, Illinois, Lake County, Indiana, Porter County, Indiana, Floyd County, Kentucky, Pike County, Kentucky, Knott County, Kentucky, Letcher County, Kentucky, Iron County, Michigan, Marquette County, Michigan, Crow Wing County, Minnesota, St. Louis County, Minnesota, and Raleigh County, West Virginia, and (b) said Supplemental Indenture, dated February 1, 1931, has been duly recorded or registered in the offices of the proper public officials of Cook County, Illinois, Jefferson County, Illinois, Lake County, Indiana, Porter County, Indiana, Crow Wing County, Minnesota, and St. Louis County, Minnesota, and (c) said Second Supplemental Indenture has been duly recorded or registered in the offices of the proper public officials of Lake County, Indiana, Floyd County, Kentucky, Pike County, Kentucky, Knott County, Kentucky, Marquette County, Michigan and St. Louis County, Minnesota, and (d) said Third Supplemental Indenture has been duly recorded or registered in the office of the proper public official of Floyd County, Kentucky and (e) said Fourth Supplemental Indenture has been duly recorded or registered in the office of the proper public official of each of said counties in which said First Mortgage Indenture has been recorded or registered, and (f) said Fifth Supplemental Indenture has been duly recorded or registered in the office of the proper public official of each of said counties in which said First Mortgage Indenture has been recorded or registered, and (g) said Sixth Supplemental Indenture and said Seventh Supplemental Indenture have been duly recorded or registered in the offices of the proper public officials of Floyd County, Kentucky and Knott County, Kentucky, and (h) said Eighth Supplemental Indenture has been duly recorded or registered in the office of the proper public official of each of said counties (except Letcher County, Kentucky and Iron County, Michigan) in which said First Mortgage Indenture has been duly recorded or registered, and (i) said Ninth Supplemental Indenture has been duly recorded or registered in the office of the proper public official of





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each of said counties in which said First Mortgage Indenture has been recorded or registered, and (j) said Tenth Supplemental Indenture has been duly recorded or registered in the office of the proper public official of each of said counties (except Letcher County, Kentucky and Iron County, Michigan) in which said First Mortgage Indenture has been recorded or registered, and (k) said Eleventh Supplemental Indenture has been duly recorded or registered in the office of the proper public official of Lake County, Indiana, and (l) said Twelfth Supplemental Indenture and said Thirteenth Supplemental Indenture have been duly recorded or registered in the office of the proper public official of each of said counties in which said First Mortgage Indenture has been recorded or registered, and (m) said Fourteenth Supplemental Indenture has been duly recorded or registered in the office of the proper public official of Raleigh County, West Virginia, and (n) said Fifteenth Supplemental Indenture, said Sixteenth Supplemental Indenture, said Seventeenth Supplemental Indenture, and said Eighteenth Supplemental Indenture have been duly recorded or registered in the office of the proper public official of each of said counties in which said First Mortgage Indenture has been recorded or registered, and (o) said Nineteenth Supplemental Indenture has been duly recorded or registered in the office of the proper public official of each of said counties (except Floyd County, Kentucky, Pike County, Kentucky, Knott County, Kentucky, Letcher County, Kentucky and Raleigh County, West Virginia) in which said First Mortgage Indenture has been recorded or registered, and (p) said Twentieth Supplemental Indenture, said Twenty-First Supplemental Indenture, and said Twenty-Second Supplemental Indenture have been duly recorded or registered in the office of the proper public official of each of said counties (except Cook County, Illinois, Floyd County, Kentucky, Pike County, Kentucky, Knott County, Kentucky, Letcher County, Kentucky, and Raleigh County, West Virginia) in which said First Mortgage Indenture has been recorded or registered, and (q) said Twenty-Third Supplemental Indenture, said Twenty-Fourth Supplemental Indenture, said Twenty-Fifth Supplemental Indenture, said Restated Twenty-Fifth Supplemental Indenture, said Twenty-Sixth Supplemental Indenture, said Twenty-Seventh Supplemental Indenture, and said Twenty-Eighth Supplemental Indenture have been duly recorded or registered in the office of the proper public official of each of said counties (except Cook County, Illinois, Floyd County, Kentucky, Pike County, Kentucky, Knott County, Kentucky, Letcher County, Kentucky, Iron County, Michigan, Marquette County, Michigan, Crow Wing County, Minnesota, St. Louis County, Minnesota and Raleigh County, West Virginia) in which said First Mortgage Indenture has been recorded or registered, and (r) said Twenty-Ninth Supplemental Indenture and said Thirtieth Supplemental Indenture have been duly recorded or registered in the office of the proper public official of each of said counties (except Cook County, Illinois, Jefferson County, Illinois, Porter County, Indiana, Floyd County, Kentucky, Pike County, Kentucky, Knott County, Kentucky, Letcher County, Kentucky, Iron County, Michigan, Marquette County, Michigan, Crow Wing County, Minnesota, St. Louis County, Minnesota and Raleigh County, West Virginia) in which said First Mortgage Indenture has been recorded or registered, and (s) said Thirty-First Supplemental Indenture has been duly recorded or registered in the office of the proper public official of Lake County, Indiana in which said First Mortgage Indenture has been recorded, and (t) said Thirty-Second Supplemental Indenture has been duly recorded or registered in the office of the proper public official of Lake County, Indiana in which said First Mortgage Indenture has been recorded; and





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


     WHEREAS, in Article One of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, that all Bonds of any one series shall be identical, except as in said Article One otherwise provided, that the Bonds of each series may differ as to terms and provisions thereof as in said Article One permitted, and that the maximum principal amount of the Bonds issuable of any series may or may not be limited as the board of directors of the Company shall determine; and

     WHEREAS, Section 1 of Article Three of the First Mortgage provides, among other things, that the Company and the Trustees, from time to time and at any time, subject to the restrictions in the First Mortgage contained, may enter into one or more indentures supplemental to the First Mortgage, in form satisfactory to the Corporate Trustee (which supplemental indenture or indentures thereafter shall form a part of the First Mortgage) for the following purposes among others: to add to the covenants and agreements of the Company for the protection of the Bondholders and of the trust estate, and to provide, at the time of the creation of any series of Bonds, for the creation of any sinking fund for the retirement of the Bonds of such series; and

     WHEREAS, Sections 9 and 10 of Article Two of the First Mortgage provide, subject to certain limitations, for the authentication and delivery of Bonds in exchange for Bonds previously authenticated under the First Mortgage and canceled or about to mature or called for redemption, such Bonds for a principal amount not exceeding the principal amount of the Bonds so canceled, about to mature or called for redemption; and

     WHEREAS, the Indiana Development Finance Authority (the "Issuer"), proposes to issue $17,000,000 aggregate principal amount of its Pollution Control Refunding Revenue Bonds (Inland Steel Company Project No. 12) Series 1995 (the "Series 1995 Pollution Control Bonds") pursuant to an Indenture of Trust, dated as of June 1, 1995 (the "Issuer Indenture") between the Issuer and NBD Bank, N.A., as Trustee (the "Issuer Indenture Trustee") in order to refund certain outstanding bonds (the "Prior Bonds") of the City of East Chicago, State of Indiana which are payable from and secured by the Company's First Mortgage Bonds, Pollution Control Series 1982B (the "Prior Company Bonds"); and

     WHEREAS, pursuant to a Loan Agreement, dated as of June 1, 1995 (the "Loan Agreement") between the Issuer and the Company, the Issuer proposes to loan the proceeds from the sale of the Series 1995 Pollution Control Bonds to the Company to finance the refunding of the Prior Bonds which were issued to finance certain pollution control facilities and sewage and solid waste disposal facilities located at the Company's Indiana Harbor Works in the City of East Chicago, State of Indiana (the "Plant"), and the Company proposes to issue its hereinafter described Series 1995 First Mortgage Bonds, to be dated June 1, 1995, to evidence and secure its obligation to repay such loan; and

     WHEREAS, the Company desires, for its corporate purposes, to create and issue under and in accordance with the provisions of the First Mortgage, $17,000,000 aggregate principal amount of Bonds to be known as its "First Mortgage 6.85% Bonds, Pollution Control Series 1995" (hereinafter sometimes called "Series 1995 First Mortgage Bonds"), and to deliver the Series 1995 First Mortgage Bonds to the Issuer Indenture Trustee





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

pursuant to the Issuer Indenture to evidence the Company's obligation to repay the loan from the Issuer and as security for the obligations of the Company under the Loan Agreement; and

     WHEREAS, the Company and the Trustees desire to provide for the future modification of certain provisions of the First Mortgage without any further vote or consent on the part of the holders of the Series 1995 First Mortgage Bonds; and

     WHEREAS, the form, terms and provisions of this Indenture and the execution thereof by the Company have been duly authorized; and

     WHEREAS, the Series 1995 First Mortgage Bonds and the certificate of authentication of the Corporate Trustee to be endorsed upon all Series 1995 First Mortgage Bonds are to be substantially in the following form, with appropriate omissions, insertions and variations as in the First Mortgage and in this Indenture provided or permitted:

                   [Form of Series 1995 First Mortgage Bond]

                              INLAND STEEL COMPANY
                           FIRST MORTGAGE 6.85% BOND
                         POLLUTION CONTROL SERIES 1995
                              Due December 1, 2012

     INLAND STEEL COMPANY, a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to NBD Bank, N.A., as trustee (the "Issuer Indenture Trustee") under an Indenture of Trust dated as of June 1, 1995 (which Indenture of Trust, is hereinafter referred to as the "Issuer Indenture") by and between it and the Indiana Development Finance Authority (the "Issuer") providing for the issuance of $17,000,000 aggregate principal amount of Indiana Development Finance Authority Pollution Control Refunding Revenue Bonds (Inland Steel Company Project No. 12) Series 1995, or its successor as Issuer Indenture Trustee, the sum of Seventeen Million Dollars, on the first day of December, 2012, and to pay interest on said principal amount from the date of this Bond, at the rate of six and eighty-five one hundredths percent (6.85%) per annum, semi-annually, on the first day of June and first day of December in each year, subject to certain credits as provided in the Thirty-Third Supplemental Indenture hereinafter referred to. Payment of the principal of, premium, if any, and interest on this Bond will be made at the principal corporate trust office of the Issuer Indenture Trustee or its successor as specified by written notice to the Company in funds current in the city in which such principal corporate trust office is located in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. In the event of nonpayment of the principal amount hereof on the date specified, such amount will bear interest from such date until paid at the rate per annum borne by this Bond.





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     This Bond is one of the Series 1995 First Mortgage Bonds of an issue of registered bonds of the Company, known as its First Mortgage Bonds and herein termed the "Bonds," all issued and to be issued under and equally secured by, an indenture of mortgage and deed of trust, dated April 1, 1928, made by the Company to First Trust and Savings Bank and Melvin A. Traylor, as trustees (The First National Bank of Chicago being the successor "Corporate Trustee" and John
G. Finley being the successor individual trustee are collectively referred to as the "Trustees"), herein sometimes termed the "First Mortgage." The term "First Mortgage" wherever used herein shall, unless the context shall otherwise require, be deemed to include the First Mortgage as amended and all indentures supplemental to the First Mortgage, including the Thirty-Third Supplemental Indenture dated as of June 1, 1995 (hereinafter called the "Thirty-Third Supplemental Indenture"). The Series 1995 First Mortgage Bonds are one series of First Mortgage Bonds of the Company issued to evidence and secure the Company's obligation to repay a loan made pursuant to a Loan Agreement with the Issuer dated as of June 1, 1995. The Fourth Supplemental Indenture dated December 16, 1935, the Fifth Supplemental Indenture dated January 15, 1936, the Eighth Supplemental Indenture dated as of January 15, 1937, the Ninth Supplemental Indenture dated as of March 1, 1940, the Tenth Supplemental Indenture dated as of March 15, 1940, the Twelfth Supplemental Indenture dated as of November 1, 1946, the Fifteenth Supplemental Indenture dated as of March 1, 1952, the Sixteenth Supplemental Indenture dated as of July 1, 1956, the Seventeenth Supplemental Indenture dated as of July 1, 1957, the Eighteenth Supplemental Indenture dated as of January 15, 1959, the Nineteenth Supplemental Indenture dated as of December 1, 1967, the Twenty-First Supplemental Indenture dated as of July 15, 1970, and the Twenty-Second Supplemental Indenture dated as of April 15, 1974, made by the Company to the Trustees under the First Mortgage, provide, among other things, for certain amendments of the First Mortgage or indentures supplemental thereto. The Twenty-Fourth Supplemental Indenture dated as of January 15, 1977, the Restated Twenty-Fifth Supplemental Indenture dated as of February 1, 1977, the Twenty-Sixth Supplemental Indenture dated as of May 15, 1978, the Twenty-Seventh Supplemental Indenture dated as of June 1, 1980, the Twenty-Eighth Supplemental Indenture dated as of October 15, 1980, the Twenty-Ninth Supplemental Indenture dated as of December 1, 1982, the Thirty-First Supplemental Indenture dated as of December 1, 1991, the Thirty-Second Supplemental Indenture dated as of June 1, 1993 and the Thirty-Third Supplemental Indenture made by the Company to the Trustees under the First Mortgage, provide, among other things, for the future modification of certain provisions of the First Mortgage without any further vote or consent on the part of the holders of the respective series of Bonds, including this Bond, created by such supplemental indentures. For a description of the properties mortgaged and pledged, the nature and extent of the security, and the terms and conditions upon which the Bonds are secured, reference is made to the First Mortgage. The aggregate principal amount of the Bonds which may be issued under the First Mortgage is not limited, but the aggregate principal amount of the Series 1995 First Mortgage Bonds is limited to $17,000,000, the issuance of which Bonds is provided for in the Thirty-Third Supplemental Indenture.

     The Series 1995 First Mortgage Bonds are subject to redemption as provided in the Thirty-Third Supplemental Indenture.

     The Series 1995 First Mortgage Bonds are issuable only in fully registered form in denominations of $1,000 and multiples thereof.

     In case an event of default as defined in the First Mortgage shall occur, the principal of the Bonds may become or be declared due and payable, in the manner and with the effect provided in the First Mortgage.

     No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Bond or any part hereof or for any claim based hereon or otherwise in respect hereof or of the indebtedness represented hereby or of the First Mortgage, against any subscriber, incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any statute or constitutional provision or by the enforcement of any assessment or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof expressly waived and released and being likewise waived and released by the terms of the First Mortgage.

     This Bond is transferable, but only to a successor Issuer Indenture Trustee, by the registered holder hereof, in person or by attorney duly authorized, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, or at the office or agency of the Company, in the City of Chicago, State of Illinois, upon surrender and cancellation of this Bond, and thereupon one or more new Series 1995 First Mortgage Bonds of authorized denominations, and for the same aggregate principal amount, will be issued to the transferee in exchange therefor, as provided in the First Mortgage. A service charge will not be made for any transfer of Series 1995 First Mortgage Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith. The person in whose name this Bond is registered shall be deemed and be regarded as the owner hereof for all purposes.

     This Bond shall not be entitled to any benefit under the First Mortgage (as such term is defined herein), and shall not become valid or obligatory for any purpose, until it shall have been authenticated by the execution by the Corporate Trustee under the First Mortgage of the certificate hereon endorsed.

     IN WITNESS WHEREOF, Inland Steel Company has caused this Bond to be signed in its name by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries.

        Dated:

                                        INLAND STEEL COMPANY

                                        By ______________________
                                                Vice President

ATTEST:

____________________________
     Assistant Secretary

                          (FORM OF CORPORATE TRUSTEE'S
                         CERTIFICATE OF AUTHENTICATION)

     This Bond is one of the Bonds described in the within-mentioned First Mortgage.

                                  THE FIRST NATIONAL BANK OF CHICAGO, as
                                      Corporate Trustee


                                  By _____________________________________
                                            Authorized Officer

     WHEREAS, all acts and things prescribed by law and by the Certificate of Incorporation and by-laws, as amended, of the Company and by the First Mortgage have been duly complied with and the Company has executed this Supplemental Indenture in the exercise of the legal rights and powers vested in it, and all things necessary to make this Indenture the valid and binding obligation of the Company and a valid and binding agreement supplemental to the First Mortgage, and all things necessary to make the Series 1995 First Mortgage Bonds, when authenticated by the Corporate Trustee and delivered, the valid and binding obligation of the Company, have been done and performed;

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That, in order to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage, regardless of the date of issue thereof, according to their tenor, purport and effect, as well as the interest thereon and the principal thereof, and to secure the performance and observance of all the covenants and conditions in the First Mortgage and said Bonds contained, and in consideration of the premises and the acceptance or purchase of the Series 1995 First Mortgage Bonds by the holders thereof, and the sum of $100.00 lawful money of the United States of America to the Company duly paid by the Trustees at or before the sealing and delivery of this Indenture (the receipt whereof is hereby acknowledged), the Company has executed and delivered this Indenture, and hereby creates the Series 1995 First Mortgage Bonds and hereby agrees with the Trustees as hereinafter provided:

                                  ARTICLE ONE

                 AMOUNT, FORM, ISSUE, REGISTRATION, REDEMPTION
                      AND OTHER PROVISIONS OF SERIES 1995
                              FIRST MORTGAGE BONDS

     Section 1. The Series 1995 First Mortgage Bonds shall be known as the "First Mortgage 6.85% Bonds, Pollution Control Series 1995," of the Company, shall be limited to the principal amount of $17,000,000, shall mature on December 1, 2012 and shall bear interest until maturity at the rate of six and eighty-five one hundredths per cent (6.85%) per annum. The interest on the Series 1995 First Mortgage Bonds shall be payable semi-annually on the first day of June and the first day of December in each year, commencing December 1, 1995.

     Section 2. Series 1995 First Mortgage Bonds shall be issued as registered Bonds without coupons in denominations of $1,000 and any integral multiple thereof. The Series 1995 First Mortgage Bonds shall be payable, as to principal, premium, if any, and interest, at the principal office of the Corporate Trustee, or any successor Corporate Trustee, as such office shall be specified in writing to the Company, in funds current in the city in which such principal office is located in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. In the event of nonpayment of the principal amount thereof on the date specified, such amount will bear interest from such date until paid at the rate per annum borne by such Series 1995 First Mortgage Bond.

     Each Series 1995 First Mortgage Bond shall be dated June 1, 1995 and every such Bond shall bear interest from the date thereof or from the last date to which interest has been paid in full.

     Series 1995 First Mortgage Bonds shall be substantially of the tenor and purport above recited, with appropriate additions, insertions, omissions, substitutions and variations as herein and in Article One of the First Mortgage provided or permitted.

     The obligation of the Company to pay the principal of, premium, if any, and interest on the Series 1995 First Mortgage Bonds shall be discharged to the extent that any moneys in the Bond Fund created under and pursuant to the Issuer Indenture are available for the payment of the principal of, premium, if any, or interest on the related Series 1995 Pollution Control Bonds of the Issuer and are directed by the Company to be applied to the payment thereof in the manner provided in the Issuer Indenture on or prior to the date on which the Company is required to pay the principal of, premium, if any, or interest on Series 1995 First Mortgage Bonds.

     Section 3. At the option of the Company, and upon the notice (which will be not less than forty-five days) and in the manner provided in Article Four,
Section 1 of the First Mortgage, and with the effect provided in said Section 1, the Series 1995 First Mortgage Bonds may be redeemed by the Company on or after June 1, 2005 in whole or in part at any time, by the payment of amounts equal to the following percentages of the principal amount of the Series 1995 First Mortgage Bonds to be redeemed, in each case plus accrued interest to the date of redemption:


              REDEMPTION PERIOD                         REDEMPTION
            (BOTH DATES INCLUSIVE)                         PRICE

 June 1, 2005 to May 31, 2006                              102%
 June 1, 2006 to May 31, 2007                              101%
 June 1, 2007 and thereafter                               100%

     Section 4. At the option of the Company, and upon the notice (which will be not less than forty-five days) and in the manner provided in Article Four, Section 1 of the First Mortgage, and with the effect provided in said
Section 1, the Series 1995 First Mortgage Bonds may be redeemed by the Company in whole and not in part at 100% of the principal amount thereof plus accrued interest to the redemption date if any of the following shall have occurred:

             (a) unreasonable burdens or excessive liabilities shall have been imposed upon the Issuer or the Company with respect to the Plant or the operation thereof, including without limitation, federal, state or other ad valorem property, income or other taxes not being imposed on the date of the Loan Agreement which, in the judgment of the Company, would result in the cessation of operation of the Plant for a period of not less than six consecutive months;

             (b) all or substantially all of the Plant shall have been damaged or destroyed or there occurs condemnation of all or substantially all of the Plant or the taking by eminent domain of such use or control of the Plant as renders the Plant unsatisfactory to the Company for its intended use for a period of not less than six consecutive months;

             (c) any changes in the Constitution of the State of Indiana or the Constitution of the United States of America or any legislative or administrative action (whether local, state or federal) or any final decree, judgment or order of any court or administrative body (whether local, state or federal) which result in the Loan Agreement becoming void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or

             (d) changes, which the Company cannot reasonably control or overcome in the economic availability of materials, supplies, labor, equipment or other properties or things necessary for the efficient operation of the Plant shall have occurred, or technological or other changes shall have occurred which, in the judgment of the Company, would result in the cessation of operation of the Plant for a period of not less than six consecutive months;

any such redemption to be made at any time within 60 days from the time the Company files with the Issuer Indenture Trustee a certificate evidencing the occurrence of one of the foregoing events and requests redemption of the Series 1995 Pollution Control Bonds, which certificate and request must be filed, if at all, within 120 days following the occurrence of such event. All terms used in the above paragraphs shall have the same meaning as those used in the Issuer Indenture.

     Section 5. Upon receipt by the Corporate Trustee of a demand for redemption pursuant to Section 3.02 of the Issuer Indenture as a result of the Series 1995 Pollution Control Bonds becoming subject to mandatory redemption on a Determination of Taxability as described in paragraph numbered 3 of the form of such Series 1995 Pollution Control

Bonds and as provided in said Issuer Indenture, the Company shall promptly redeem, on a date to be designated by the Issuer Indenture Trustee, but upon the notice and in the manner provided in Article Four, Section 1 of the First Mortgage, and with the effect provided in said Section 1, such principal amount of Series 1995 First Mortgage Bonds as may be specified by the Issuer Indenture Trustee in such demand for redemption. The redemption price of the Series 1995 First Mortgage Bonds redeemed pursuant to this Section 5 shall be 100% of the principal amount of the Series 1995 Pollution Control Bonds to be redeemed plus accrued interest to the date of redemption.

     Section 6. Upon the acceleration of the maturity of the Series 1995 Pollution Control Bonds pursuant to Section 7.02 of the Issuer Indenture (unless at the time of such acceleration an "event of default" as defined in the First Mortgage has occurred under the First Mortgage and is continuing, in which case the provisions of this Section 6 shall be inapplicable), the Company shall promptly redeem the Series 1995 First Mortgage Bonds on a date to be designated by the Issuer Indenture Trustee, but upon the notice and in the manner provided in Article Four, Section 1 of the First Mortgage, and with the effect provided in said Section 1; provided that in the event of a rescission of such acceleration pursuant to Section 7.02 of the Issuer Indenture, the call for redemption of the Series 1995 First Mortgage Bonds shall be annulled. The redemption price of the Series 1995 First Mortgage Bonds redeemed pursuant to this Section 6 will be the amount payable with respect to the related Series 1995 Pollution Control Bonds whose maturity has been accelerated.

     Section 7. After $17,000,000 aggregate principal amount of Series 1995 First Mortgage Bonds shall have been authenticated and delivered, no additional Series 1995 First Mortgage Bonds shall be issued, except for Series 1995 First Mortgage Bonds issued to a successor Issuer Indenture Trustee under the Issuer Indenture upon surrender of a like principal amount of outstanding Series 1995 First Mortgage Bonds of the same series, Series 1995 First Mortgage Bonds issued in lieu of Series 1995 First Mortgage Bonds of the same series mutilated, destroyed, lost or stolen or Series 1995 First Mortgage Bonds issued in exchange for the unredeemed portion of Series 1995 First Mortgage Bonds of the same series redeemed in part.

     Section 8. Series 1995 First Mortgage Bonds are transferable, but only to a successor Issuer Indenture Trustee under the Issuer Indenture, by the registered holder hereof, in person or by attorney duly authorized, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, or at the office or agency of the Company, in the City of Chicago, State of Illinois, upon surrender and cancellation of such Series 1995 First Mortgage Bonds, and thereupon one or more new Series 1995 First Mortgage Bonds of authorized denominations, and for the same aggregate principal amount and of the same series, will be issued to the transferee in exchange therefor, as provided in the First Mortgage. A service charge will not be made for any transfer of Series 1995 First Mortgage Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

                                  ARTICLE TWO

                     MODIFICATION OF CERTAIN PROVISIONS OF
                               THE FIRST MORTGAGE


     Without any further vote or consent on the part of the holders of the Series 1995 First Mortgage Bonds, but subject to the rights under the First Mortgage of the holders of any other outstanding Bonds, the Company and the Trustees may enter into a supplemental indenture for the purpose of modifying or deleting (i) the restriction on dividends set forth in Article Six, Section 19, of the First Mortgage or, (ii) the provisions in Group Four of the Granting Clause of the First Mortgage which provide, upon the occurrence of certain events, that the First Mortgage covers certain personal property of the Company (including, without limitation, tools, rolling stock, ships, vessels, boats, motor or other vehicles, raw materials, supplies, store-room contents, work in process, manufactured products, and other personal property, cash, notes, bills and accounts receivable and other choses in action) and the reference to "physical property" in Article Six, Section 4, of the First Mortgage, or (iii) any or all restrictions on the issuance of additional Bonds, including those relating to interest coverage and capital expenditures, or on the purposes for which additional Bonds may be issued, set forth in the First Mortgage, and (or) for the purpose of providing that all Bonds of any future series may be signed with the facsimile signature or signatures of an officer or officers of the Company and may be sealed with the facsimile seal of the Company.

                                 ARTICLE THREE

                                  THE TRUSTEES

     Section 1. The Trustees hereby accept and enter into this Indenture and the trusts hereby created.

     Section 2. The Trustees shall be entitled, in connection with the Indenture, to all of the exemptions and immunities granted to them, or either of them, by the terms of the First Mortgage.

                                  ARTICLE FOUR

                 EFFECT OF THIS INDENTURE ON THE FIRST MORTGAGE

     The provisions of this Indenture shall become effective immediately upon the execution and delivery of this Indenture and the First Mortgage shall thereupon be deemed to be amended as set forth in this Indenture, as fully and with the same effect as if the respective provisions of the First Mortgage, as amended by this Indenture, had been set forth in said First Mortgage Indenture, dated April 1, 1928, as originally executed; provided, however, that, at any time prior to the issuance of any of the Series 1995 First Mortgage Bonds provided for in and by this Indenture, the Company, when authorized by resolution of its board of directors, may, and the Trustees in such event, upon written request of the

President or any Vice President or the Treasurer of the Company, shall, enter into an indenture supplemental to the First Mortgage, in form satisfactory to the Corporate Trustee, and which thereafter shall form a part of the First Mortgage, for the purpose of canceling this Indenture, and upon and after the execution and delivery of such indenture supplemental to the First Mortgage, this Indenture and all of the terms and provisions of this Indenture shall be of no force or effect whatsoever. Anything contained in this Indenture to the contrary notwithstanding, however, no amendment of the First Mortgage made by this Indenture shall affect, or so operate as to render invalid and improper, any action heretofore taken under the First Mortgage.

     Except as specifically amended or supplemented by this Indenture, all of the provisions of the First Mortgage shall remain and continue in full force and effect and unaffected by the execution of this Indenture.

     This Indenture shall be construed in connection with, and as a part of, the First Mortgage, and the covenants hereof shall be deemed, as to the subject matter of such covenants, covenants of the First Mortgage.

     This Indenture may be executed in two or more counterparts, each of which shall be and shall be taken to be an original, and all collectively but one instrument.

     IN WITNESS WHEREOF, said Inland Steel Company, the party of the first part, has caused this Indenture to be signed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and said The First National Bank of Chicago, one of the parties of the second part, has caused this Indenture to be signed in its corporate seal to be hereunto affixed and attested by one of its Trust Officers, and said John G. Finley, the other of the parties of the second part, has hereunto set his hand and seal, all as of the day and year first above written.


                                           INLAND STEEL COMPANY

                                           By: Lily L. May
                                              _________________________
                                                   Vice President
ATTEST:

C. B. Salowitz
_____________________________
Assistant Secretary


Signed, sealed and delivered
  by Inland Steel Company
  in the presence of:

     Pamela M. Golon
_____________________________
     Janice F. Kutansky
_____________________________

                                         THE FIRST NATIONAL BANK OF CHICAGO


                                        By:  Richard D. Manella
                                            __________________________________
                                                      Vice President
ATTEST:

Eydie A. Pacella
_____________________________
Trust Officer


Signed, sealed and delivered
  by The First National Bank of
  Chicago in the presence of:

J. L. Kinny
_____________________________
L. Marshall
_____________________________
                                              John G. Finley              (Seal)
                                             _____________________________
                                             Individual Trustee:  John G. Finley
Signed, sealed and delivered
  by John G. Finley
  in the presence of:
J. L. Kinny
_____________________________
L. Marshall
_____________________________

STATE OF ILLINOIS )
                  )  SS
COUNTY OF COOK    )

      I, JANICE F. KUTANSKY, A NOTARY PUBLIC IN AND FOR THE COUNTY AND STATE AFORESAID, DO HEREBY CERTIFY that on this 28th day of June, 1995, before me personally came and appeared in person Lily L. May, a Vice President, and Charles B. Salowitz, Assistant Secretary, respectively of Inland Steel Company, one of the corporations described in the within, annexed and foregoing indenture, each to me personally known and personally known to me to be a Vice President and an Assistant Secretary, respectively, of said Inland Steel Company, and personally known to me to be the same persons whose names are subscribed to said indenture, who subscribed the same in my presence and who severally acknowledged, and, being by me severally duly sworn, deposed and said: That said Lily L. May resides in Chicago, in the State of Illinois, and that he is a Vice President of said Inland Steel Company, one of the corporations described in and which executed the foregoing indenture; that said Charles B. Salowitz resides in Winnetka in the State of Illinois, and that he is an Assistant Secretary of said Inland Steel Company, one of the corporations described in and which executed the foregoing indenture; that they know the seal of said corporation; that the seal affixed to said indenture is such corporate seal; that said indenture was executed in behalf of said corporation by authority of its board of directors; that said seal was so affixed by authority of the board of directors of said corporation; that they did sign their respective names thereto by like authority; and they further severally acknowledged to me the signing, sealing and delivering of said indenture, and said indenture itself, to be the free and voluntary act and deed of said Inland Steel Company, and of themselves as such officers thereof, for the uses and purposes therein set forth.

      GIVEN under my hand and official seal this 28th day of June, A.D. 1995.

                                            Janice F. Kutansky
                                        _____________________________
                                        ___________, a resident of Cook
                                        County, Illinois
                                        Notary Public



My commission expires           "OFFICIAL SEAL"
                      _____________________________________
                                JANICE F. KUTANSKY
                         Notary Public, State of Illinois
                        My Commission Expires May 24, 1998

STATE OF ILLINOIS )
                  )  SS
COUNTY OF COOK    )

      I, NILDA SIERRA, A NOTARY PUBLIC IN AND FOR THE COUNTY AND STATE AFORESAID, DO HEREBY CERTIFY that on this 28th day of June, 1995, before me personally came and appeared in person Richard D. Manella, a Vice President, and Eydie A. Pacella, a Trust Officer, respectively, of The First National Bank of Chicago, one of the corporations described in the within, annexed and foregoing indenture, each to me personally known and personally known to me to be a Vice President and a Trust Officer, respectively, of said The First National Bank of Chicago, and personally known to me to be the same persons whose names are subscribed to said indenture, who subscribed the same in my presence and who severally acknowledged, and, being by me severally duly sworn, deposed and said: That said Richard D. Manella resides in Buffalo Grove, IL, in the State of Illinois, and that he is a Vice President of said The First National Bank of Chicago, one of the corporations described in and which executed the foregoing indenture; that said Eydie A. Pacella resides in Indian Head Park, in the State of Illinois, and that he is a Trust Officer of said The First National Bank of Chicago, one of the corporations described in and which executed the foregoing indenture; that they know the seal of said corporation; that the seal affixed to said indenture is such corporate seal; that said indenture was executed in behalf of said corporation by authority of its By-Laws; that said seal was so affixed by authority of the By-Laws of said corporation; that they did sign their respective names thereto by like authority; and they further severally acknowledged to me the signing, sealing and delivering of said indenture, and said indenture itself, to be the free and voluntary act and deed of said The First National Bank of Chicago, and of themselves as such officers thereof, for the uses and purposes therein set forth.

      GIVEN under my hand and official seal this 28th day of June, A.D. 1995.


                                               Nilda Sierra
                                     _____________________________
                                     _____________________, a resident of Cook
                                     County, Illinois
                                     Notary Public




My commission expires      OFFICIAL SEAL
                            NILDA SIERRA
                NOTARY PUBLIC, STATE OF ILLINOIS
                MY COMMISSION EXPIRES: 11/12/97

STATE OF ILLINOIS )
                  )  SS
COUNTY OF COOK    )

         I, NILDA SIERRA, A NOTARY PUBLIC IN AND FOR THE COUNTY AND STATE AFORESAID, DO HEREBY CERTIFY that on this 28th day of June, 1995, before me personally came and appeared in person John G. Finley, to me personally known and personally known to me to be the person described in, and who executed, and the same person whose name is subscribed to, the within, annexed and foregoing indenture, and acknowledged the execution of, and that he signed, sealed, executed and delivered said Indenture as his free and voluntary act and deed for the uses and purposes therein set forth.

         GIVEN under my hand and official seal this 28th day of June, A.D. 1995.

                                             Nilda Sierra
                                      ____________________________
                                      _____________________, a resident of Cook
                                      County, Illinois
                                      Notary Public



My commission expires ____________________


                       This instrument was prepared by:       OFFICIAL SEAL
                                                              NILDA SIERRA
                                                NOTARY PUBLIC, STATE OF ILLINOIS
                                                MY COMMISSION EXPIRES: 11/12/97